UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 22, 2016

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

SB/RH HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

SB/RH Holdings, LLC, which is a wholly-owned direct subsidiary of Spectrum Brands Holdings, Inc. (“Spectrum Brands Holdings”), is furnishing this Current Report on Form 8-K, which incorporates by reference Exhibit 99.1 to this report (the definitive proxy statement on Schedule 14A of Spectrum Brands Holdings filed on December 22, 2016).

Item 8.01	Other Events.

The disclosures included in the following sections in the attached Exhibit 99.1 (and, for the avoidance of doubt, excluding: (i) disclosures in such exhibit that are not included in such sections thereof; and (ii) any disclosures contained in the following sections that are “furnished” rather than filed) are incorporated by reference into this Item 8.01:

-	BOARD OF DIRECTORS – beginning on page 7.

-	EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS – beginning on page 12.

-	BOARD ACTIONS; BOARD MEMBER INDEPENDENCE; COMMITTEES OF THE BOARD OF DIRECTORS – beginning on page 13.

-	DIRECTOR NOMINATION PROCESS – beginning on page 16.

-	EXECUTIVE COMPENSATION (including “Compensation Discussion and Analysis”) – beginning on page 17.

-	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS – beginning on page 57.

-	EQUITY COMPENSATION PLAN INFORMATION – beginning on page 59.

-	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE – beginning on page 62.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Definitive Proxy Statement of Spectrum Brands Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SB/RH HOLDINGS, LLC

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Senior Vice President, Secretary and General Counsel

Dated: December 22, 2016